Exhibit 20.1

XENOMICS, INC.
One Deer Park Drive, Suite F
Monmouth Junction, NJ 08852

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Notice of Shareholder Consent

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Dated June 2, 2009

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          Notice is hereby given pursuant to the Florida Business Corporation Law to holders of the Common Stock of Xenomics, Inc. a Florida corporation (the “Company”) that the holders of more than a majority of outstanding shares delivered a consent to Xenomics on May 28, 2009 which removed Donald H. Picker Ph.D as a director. A copy of the form of consent is annexed to this Notice as Exhibit A.

          ANY ADDITIONAL CONSENTS MUST BE RECEIVED BY JUNE 12, 2009 AND NO ADDITIONAL CONSENTS ARE REQUESTED THEREAFTER.

Sommer & Schneider  LLP, the Company’s outside counsel, is serving as information and tabulation agent and may be reached at:

Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, New York 11530
Attention: Herbert H. Sommer
Voice:              (516) 228-8181 Ext. 21
Facsimile:         (516) 908-4000

Additional consents may be delivered either by mail or facsimile.

Gary S. Jacob, Ph.D.

Secretary and member of the Board

Exhibit 20.1

Exhibit A

RESOLUTION BY WRITTEN CONSENT OF HOLDERS OF
A MAJORITY OF THE OUTSTANDING COMMON STOCK OF
XENOMICS, INC.
(a Florida Corporation)

          The undersigned, as a holder of outstanding shares of capital stock of the Xenomics, Inc., a Florida corporation (the "Company"), acting pursuant to Article II, Section 6 of the Bylaws of the Company, does hereby consent to the adoption of the following resolutions:

          RESOLVED, that Donald Picker is hereby removed as a director of the Company pursuant to Article III, Section 5 of the Company’s Bylaws.

          RESOLVED, provided that the written consent of the holders of not less than a majority of the shares outstanding as of May 28, 2009 consent in writing to the taking of the above action by July 10, 2009, that the actions taken by this consent shall be filed with the minutes of the Company’s board of directors and shareholders, shall be effective when signed by the holders of a majority of the outstanding shares of common stock and may be signed in one or more counterparts which shall together be construed as a single instrument.

          RESOLVED FURTHER, that the proper officers of the Company be, and hereby are, authorized and empowered to execute and deliver all documents and agreements and to do such further acts and things as may be necessary and advisable in their judgment to carry out the intent and accomplish the purpose of the foregoing resolutions.

Record Date:  May 28, 2009

Name of Beneficial Holder: ___________________

Name of Broker/Bank: _______________________

Number of Shares: __________________________

Signature: _________________________________